UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2025 (April 30, 2025)

COCA COLA CO
(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
3.125% Notes Due 2032	KO32	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
3.375% Notes Due 2037	KO37	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange
3.500% Notes Due 2044	KO44	New York Stock Exchange
3.750% Notes Due 2053	KO53	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.
(a)The 2025 Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) was held on Wednesday, April 30, 2025. The results of the matters submitted to a vote of the shareowners at the meeting are set forth below. Pursuant to Delaware law and the Company’s By-Laws, abstentions and broker non-votes are not considered votes cast and do not affect the outcome of the votes. Therefore, only votes for and against each matter are included in the percentages below.
(b)Item 1. Election of Directors. Shareowners elected each of the persons named below as Directors, to serve until the 2026 Annual Meeting of Shareowners, as follows:

	FOR	% FOR	AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
Herb Allen	2,772,830,425	91.96	242,548,256	8.04	9,569,604	468,948,446
Bela Bajaria	3,001,968,213	99.42	17,552,096	0.58	5,428,376	468,948,446
Ana Botín	2,950,210,607	97.71	69,190,811	2.29	5,547,267	468,948,446
Christopher C. Davis	2,891,569,752	95.78	127,297,994	4.22	6,080,939	468,948,446
Carolyn Everson	2,955,192,695	97.87	64,285,508	2.13	5,470,482	468,948,446
Thomas S. Gayner	2,324,087,601	76.98	694,800,586	23.02	6,060,498	468,948,446
Maria Elena Lagomasino	2,917,331,221	96.62	102,040,961	3.38	5,576,091	468,948,446
Amity Millhiser	2,974,104,842	98.51	45,002,386	1.49	5,841,457	468,948,446
James Quincey	2,848,369,604	94.36	170,359,116	5.64	6,219,766	468,948,446
Caroline J. Tsay	2,985,149,292	98.89	33,610,907	1.11	6,188,484	468,948,446
David B. Weinberg	2,942,878,744	97.48	76,178,175	2.52	5,891,158	468,948,446
Item 2. Advisory Vote to Approve Executive Compensation. Votes regarding this advisory proposal were as follows:

Votes Cast For:	2,767,288,785	91.83%
Votes Cast Against:	246,186,644	8.17%
Abstentions:	11,472,537
Broker Non-Votes:	468,948,446
Item 3. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors. Votes regarding this proposal were as follows:

Votes Cast For:	3,268,034,924	93.73%
Votes Cast Against:	218,550,855	6.27%
Abstentions:	7,311,352
Broker Non-Votes:	N/A
Item 4. Shareowner Proposal Regarding an Assessment of Non-Sugar Sweeteners. Votes regarding this proposal were as follows:

Votes Cast For:	339,274,116	11.34%
Votes Cast Against:	2,653,295,506	88.66%
Abstentions:	32,378,489
Broker Non-Votes:	468,948,446
Item 5. Shareowner Proposal Regarding a Report on Food Waste. Votes regarding this proposal were as follows:

Votes Cast For:	374,840,479	12.47%
Votes Cast Against:	2,630,753,596	87.53%
Abstentions:	19,354,036
Broker Non-Votes:	468,948,446

Item 6. Shareowner Proposal Regarding Creation of an Improper Influence Board Committee. Votes regarding this proposal were as follows:

Votes Cast For:	25,287,604	0.84%
Votes Cast Against:	2,976,110,387	99.16%
Abstentions:	23,550,120
Broker Non-Votes:	468,948,446
Item 7. Shareowner Proposal Regarding DEI Goals in Executive Pay. Votes regarding this proposal were as follows:

Votes Cast For:	33,011,861	1.10%
Votes Cast Against:	2,979,057,601	98.90%
Abstentions:	12,875,035
Broker Non-Votes:	468,948,446
Item 8. Shareowner Proposal Regarding a Report on Brand Image Impacts. Votes regarding this proposal were as follows:

Votes Cast For:	139,431,378	4.66%
Votes Cast Against:	2,851,063,155	95.34%
Abstentions:	34,454,139
Broker Non-Votes:	468,948,446
Item 9. Shareowner Proposal Regarding a Report on Civil Liberties in Advertising Services. Votes regarding this proposal were as follows:

Votes Cast For:	22,736,381	0.76%
Votes Cast Against:	2,978,182,926	99.24%
Abstentions:	24,029,378
Broker Non-Votes:	468,948,446

Item 9.01(d).    Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: May 2, 2025	By:	/s/ Monica Howard Douglas
Monica Howard Douglas Executive Vice President and Global General Counsel